UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2004 (December 16, 2004)

TODCO

(Exact name of registrant as specified in its charter)

Delaware	1-31983	76-0544217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 800, Houston, Texas	77042-3615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 278-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 16, 2004, TODCO (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Transocean Inc. (the “Selling Stockholder”), Morgan Stanley & Co., Incorporated (“Morgan”), Citigroup Global Markets Inc. (“Citigroup”) and Goldman Sachs & Co. (“Goldman”, and collectively, Morgan, Citigroup and Goldman are referred to as the “Underwriters”) in connection with the offering (the “Offering”) of 13,000,000 shares of the Company’s Class A common stock, par value $.01 per share (the “Class A Common Stock”) by the Selling Stockholder. The Selling Stockholder also granted the Underwriters a 30-day option to purchase up to 1,950,000 shares of Class A Common Stock to cover over-allotments, which the Underwriters exercised in full. The Underwriting Agreement provided for a price per share to the public of $18.00. The Company did not receive any proceeds from the Offering.

     The Company agreed in the Underwriting Agreement not to file any registration statement with respect to any shares of common stock within 60 days after the date of the prospectus relating to the Offering (from December 16, 2004) without the prior written consent of Morgan and Citigroup. In addition, the Company, the Selling Shareholder, the Company’s directors, the Company’s President and Chief Executive Officer and the Company’s Senior Vice President and Chief Financial Officer agreed not to sell, option or otherwise dispose of any shares of Class A common stock for a period of 60 days after December 16, 2004 in the case of the Company and the Selling Stockholder and 45 days after December 16, 2004 for the Company’s directors and executive officers. The Underwriting Agreement also contains standard indemnification rights and obligations of the Company, the Selling Stockholder and the Underwriters.

     As a condition to the closing of the Underwriting Agreement, the Selling Stockholder gave irrevocable notice that it was converting all of its Class B common stock, par value $0.01 per share (the “Class B Common Stock”) not sold in the Offering into an equal number of shares of Class A Common Stock effective as of the close of business on December 22, 2004. At that time, each share of Class A Common Stock will be converted into one share of Class B Common Stock, and no shares of Class B Common Stock will remain outstanding. No consideration was received by the Company in connection with the conversion of the shares of Class B Common Stock into shares of Class A Common Stock. The issuance of the Class A Common Stock in the conversion transaction is exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act because the shares of the Class B Common Stock were exchanged for shares of the Class A Common Stock with a security holder of the Company exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The Selling Stockholder’s conversion was made pursuant to Article Fourth, Division C, Section 2(A) of the amended and restated certificate of incorporation of the Company which sets forth the Selling Stockholder’s conversion rights.

     As a result of the closing of the Offering and the concurrent conversion of Class B Common Stock by the Selling Stockholder, no shares of Class B Common Stock remain outstanding as of the close of business on December 22, 2004. At that time, the Selling Stockholder will own 13,310,000 shares of Class A Common Stock, or approximately 22% of the outstanding Class A Common Stock. At the same time, the Selling Stockholder’s voting power will decrease from approximately 81.5% before the Offering to approximately 22%, proportionate to its ownership of Class A Common Stock. However, the Selling Stockholder will retain certain special rights including the right to designate a number of members to the Company’s board of directors that is proportionate to its ownership of Class A Common Stock, the right to designate at least one member of each committee of our board of directors and the right to consent to any amendments to the Company’s amended and restated certificate of incorporation or the Company’s amended and restated bylaws that adversely affect the Selling Stockholder.

     These shares are being offered and sold pursuant to a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act, in connection with the Company’s Registration Statement on form S-1 (Registration Statement No. 333-120651), which was declared effective on December 16, 2004.

     This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

     This description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

     See Item 1.01 above.

ITEM 8.01. OTHER EVENTS

     See Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit number	Description
10.1	Underwriting Agreement dated December 16, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODCO
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President & General Counsel

Dated: December 22, 2004

Exhibit Index

Exhibit number	Description
10.1	Underwriting Agreement dated December 16, 2004.